                                                                     EXHIBIT 3.1

                             AMENDED AND RESTATED

                           ARTICLES OF INCORPORATION

                                      OF

                        EASY MONEY HOLDING CORPORATION

                             *   *   *   *   *   *

                                   ARTICLE I

                                     Name
                                     ----

         The name of the Corporation is Easy Money Holding Corporation

                                  ARTICLE II

                    Registered Office and Registered Agent
                    --------------------------------------

     The address of the registered office of the Corporation, which is located in the City of Virginia Beach, Virginia, is Williams, Mullen, Clark & Dobbins, One Columbus Center, Suite 900, Virginia Beach, Virginia 23462. The registered agent of the Corporation is John M. Paris Jr., who is a resident of Virginia and a member of the Virginia State Bar, and whose business address is identical with the registered office.

                                  ARTICLE III

                                    Purpose
                                    -------

     The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be incorporated under the Virginia Stock Corporation Act, as amended from time to time (the "VSCA").

                                  ARTICLE IV

                               Authorized Shares

     The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 55,000,000, of which 50,000,000 shares shall be Common Stock, $0.01 par value (the "Common Stock"), and 5,000,000 shares shall be Preferred Stock, $0.01 par value (the "Preferred Stock").

     A.   Common Stock.  Except as otherwise provided in the VSCA or in these
          ------------
Articles of Incorporation as they may be hereafter amended (these "Articles"), each share of Common Stock shall be entitled to one vote on all matters submitted to a vote at any meeting of shareholders, and the exclusive general voting power of shareholders for all purposes shall be vested therein.

     B.   Preferred Stock.
          ---------------

          1. The Preferred Stock may be issued from time to time in one or more classes or series, with such designations, rights and preferences as shall be stated and expressed herein or in the resolution or resolutions authorizing the issue of shares of a particular class or series. The Board of Directors, by adoption of an amendment to these Articles, is expressly authorized to fix:

               (a) The annual or other periodic dividend rate for such class or series, the dividend payment dates, the date from which dividends on all shares of such class or series issued shall be cumulative, and the extent of participation rights, if any;

               (b) The redemption price or prices, if any, for such class or series and other terms and conditions on which such class or series may or shall be retired and redeemed;

               (c) The designation and maximum number of shares of such class or series issuable;

               (d) The right to vote, if any, with holders of shares of any other class or series and the right to vote, if any, as a separate voting group, either generally or as a condition to specified corporate action;

               (e) The amounts payable upon shares in the event of voluntary or involuntary liquidation;

               (f) The rights, if any, of the holders of shares of such class or series to convert such shares into other classes or series and the terms and conditions of any such conversion; and

               (g) Such other rights and/or preferences as may be specified by the Board of Directors and not prohibited by law.

     C.   No Preemptive Rights.  No holder of shares of the Corporation of any
          --------------------
class, now or hereafter authorized, shall as such holder have any preemptive right to subscribe to, purchase, or receive any shares of the Corporation of any class, now or hereafter authorized, or any rights or options to subscribe to or purchase any such shares or other securities convertible into or exchangeable for or carrying rights or options to purchase shares of any class or other securities, which may at any time be issued, sold, or offered for sale by the Corporation or subjected to rights or options to purchase granted by the Corporation.

     D.   Voting Requirements.
          -------------------

          1. Except as otherwise provided in the VSCA or in these Articles, the outstanding shares of all classes and series of capital stock of the Corporation entitled to vote on a matter (the "Voting Stock") shall be counted together to determine if a quorum of such shares exists and shall vote together as a single voting group.

          2. Except as otherwise provided in Article 14 (Affiliated Transactions) of the VSCA or in these Articles, any corporate action, except the election of directors, shall for each voting group entitled to vote on the matter be approved at a meeting of shareholders at which a quorum of the voting group is present if the votes cast in favor of the action exceed the votes cast against the action.

          3. Except as otherwise provided in these Articles, directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting of shareholders at which a quorum is present.

          4. Except as is otherwise provided in Article 14 (Affiliated Transactions) of the VSCA or in these Articles, if a shareholder vote is required under the VSCA, any (i) amendment of the Articles, (ii) merger or share exchange to which the Corporation is a party, (iii) sale, lease, or exchange of all or substantially all of the Corporation's assets and property other than in the usual and regular course of business, or (iv) reclassification of securities or recapitalization of the Corporation, shall be approved by the affirmative vote of the holders of a majority of the votes entitled to be cast by each voting group entitled to vote thereon at a meeting of shareholders duly called for such purpose.

                                   ARTICLE V

                              Board of Directors
                              ------------------

     A.   Number, Election and Term of Directors.  The business and affairs of
          --------------------------------------
the Corporation shall be managed by or under the direction of a Board of Directors consisting of not less than two nor more than eleven directors, the exact number of directors to be determined from time to time by resolution adopted by a majority of the total number of directors which the Corporation would have if there were no vacancies (the "Whole Board") or by the affirmative vote of the holders of more than fifty percent (50%) of the votes entitled to be cast by the Voting Stock.

     B.   Shareholder Nomination of Director Candidates; Introduction of
          --------------------------------------------------------------
Business. Advance notice of shareholder nominations for the election of
--------
directors and of business to be brought by shareholders before any meeting of the shareholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.

     C.   Newly Created Directorships and Vacancies.  Subject to applicable law
          -----------------------------------------
and to the rights of the holders of any class or series of Preferred Stock with respect to such class or series of

Preferred Stock, and unless the Board of Directors otherwise determines, newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled only by a majority vote of the directors then in office, though less than a quorum, and a director so chosen shall hold office for a term expiring at the next meeting of shareholders at which directors are elected and until his successor shall have been duly elected and qualified. No decrease in the number of authorized directors constituting the entire Board of Directors shall shorten the term of any incumbent director.

     D.   Removal.  Subject to the rights of the holders of any class or series
          -------
of Preferred Stock with respect to such class or series of Preferred Stock, any director, or the entire Board of Directors, may be removed from office, by a vote of more than fifty percent (50%) of the votes entitled to be cast by the Voting Stock, at any time, but only for cause.

     E.   Amendment, Repeal or Alteration.  Notwithstanding any other provision
          -------------------------------
of these Articles or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock required by law or these Articles, the affirmative vote of the holders of more than fifty percent (50%) of the votes entitled to be cast by the Voting Stock shall be required to alter, amend or repeal this Article V.

                                  ARTICLE VI

                   Amendment, Repeal or Alteration of Bylaws
                   -----------------------------------------

     In furtherance and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized to make, alter, amend and repeal the Bylaws of the Corporation, subject to the power of the holders of the capital stock of the Corporation to alter, amend or repeal the Bylaws; provided, however, that, with respect to the powers of the holders of capital stock to alter, amend and repeal the Bylaws of the Corporation, notwithstanding any other provision of these Articles or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law or these Articles, the affirmative vote of the holders of more than fifty percent (50%) of the votes entitled to be cast by the Voting Stock shall be required to (i) alter, amend or repeal any provision of the Bylaws, or
(ii) alter, amend or repeal any provision of this Article VI.

                                  ARTICLE VII

                       Special Meetings of Shareholders
                       --------------------------------

     Subject to the rights of the holders of any class or series of Preferred Stock with respect to such class or series of Preferred Stock, special meetings of shareholders of the Corporation may be called only by the President or by the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board. Notwithstanding any other provision of these Articles or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law or these Articles, the affirmative vote of the holders of more than fifty percent (50%) of the votes entitled to be cast by the Voting Stock shall be required to alter, amend or repeal this Article VII.

                                 ARTICLE VIII

                      Interested Shareholder Transactions
                      -----------------------------------

     In the event that the holders of the capital stock of the Corporation are entitled to vote on (i) a merger or consolidation with any Person (as hereinafter defined) or on a proposal that the Corporation sell, lease or exchange substantially all of its assets and property to or with any Person or that any Person sell, lease or exchange substantially all of its assets and property to or with the Corporation, and such Person is the Beneficial Owner (as hereinafter defined) of shares representing ten percent (10%) or more of the votes entitled to be cast by the Voting Stock (an "Interested Shareholder") at the record date for determining shareholders entitled to vote or (ii) any reclassification of securities, recapitalization, share exchange or other transaction (except redemptions permitted by the terms of the security redeemed or repurchases of the securities for cancellation or the Corporation's treasury) designed to decrease the number of holders of the Corporation's Common Stock remaining after any Person has become an Interested Shareholder, the affirmative vote of the holders of more than fifty percent (50%) of the votes entitled to be cast by the Voting Stock shall be required for the approval of any such action, in addition to any other approval that may be required by law or these Articles, provided, however, that the foregoing shall not apply to any such merger, consolidation, sale, lease or exchange of assets and property or such reclassification, recapitalization, share exchange or other transaction which was approved by resolutions of the Board of Directors of the Corporation prior to the time that any Person becomes an Interested Shareholder or, in the case of any merger, consolidation, sale, lease or exchange involving a particular Interested Shareholder, prior to the time such Interested Shareholder became an Interested Shareholder.

     A "Person" shall mean any corporation, partnership, association, trust (other than any trust holding stock of the employees of the Corporation pursuant to any stock purchase, ownership or employee benefit plan of the Corporation), business entity, estate or individual or any Affiliate (as hereinafter defined) of any of the foregoing. An "Affiliate" shall mean any corporation, partnership, association, trust, business entity, estate or individual who, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, a Person. "Control" shall mean the possession, directly or indirectly, of power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

     A Person shall be deemed to be the "Beneficial Owner" of shares if such Person has the sole or shared power to dispose or direct the disposition of such shares, or the sole or shared power to vote or direct the voting of such shares, or the sole or shared power to acquire such shares, including any such power which is not immediately exercisable, whether such power is direct or indirect or through any contract, arrangement, understanding, relationship or otherwise. A Person shall not be deemed to be a Beneficial Owner of shares tendered pursuant to a tender or exchange offer made by such Person until the tendered shares are accepted for purchase or exchange. A Person shall not be deemed to be a Beneficial Owner of shares as to which such person may exercise voting power solely by virtue of a revocable proxy conferring the right to vote. A member of a national securities exchange shall not be deemed to be a Beneficial Owner of shares held directly by it on behalf of another person solely because such member is the record holder of such shares and, pursuant to the rules of such exchange, may direct the vote of such shares, without instructions, on other than contested matters or matters that may affect substantially the rights or privileges of the holders of the shares to be voted but is otherwise precluded by the rules of such exchange from voting without instructions.

     Notwithstanding any other provisions of these Articles or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law or these Articles, the affirmative vote of the holders of more than fifty percent (50%) of the votes entitled to be cast by the Voting Stock shall be required to alter, amend or repeal this Article VIII.

                                  ARTICLE IX

                          Control Share Acquisitions
                          --------------------------

     In the event that any acquiring person (an "Acquiring Person") as defined in Section 13.1-728.1 of the VSCA, either (i) fails to comply with the provisions of Section 13.1-728.4 of the VSCA or (ii) fails to obtain the approval of the shareholders of the Corporation at any meeting held pursuant to
Section 13.1-728.5 of the VSCA, then the Corporation shall have authority, upon approval by resolution of the Board of Directors, to call for redemption, at anytime within sixty (60) days after the last acquisition of any such shares by such Acquiring Person or the date of such meeting, as the case may be, and thereafter to redeem on such date within such 60-day period as may be specified in such resolution (the "Redemption Date") all shares of Voting Stock of the Corporation theretofore acquired by the Acquiring Person in a control share acquisition (as defined in Section 13.1-728.1 of the VSCA) and then owned beneficially by such Acquiring Person, as such number of shares may be either
(i) shown on any control share acquisition statement or any statement or report filed by the Acquiring Person with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or (ii) otherwise determined by the Board of Directors. The redemption price shall be paid in cash on the Redemption Date against delivery at the principal office of the Corporation of certificates evidencing the shares so redeemed.

     All determinations by the Board of Directors as to (i) the status of any person as an Acquiring Person under the VSCA, (ii) the number of shares of the Corporation owned by such Acquiring Person, (iii) the timeliness of compliance by an Acquiring Person within Section 13.1-728.4 of the VSCA, or (iv) the interpretation of the VSCA or this Article IX if made in good faith, shall be conclusive and binding on all persons.

                                   ARTICLE X

                  Limitation of Liability and Indemnification
                  -------------------------------------------

     A.   Limitation of Liability.  To the full extent that the VSCA permits the
          -----------------------
limitation or elimination of the liability of directors or officers, a director or officer of the Corporation shall not be liable to the Corporation or its shareholders for any monetary damages.

     B.   Mandatory Indemnification.  The Corporation shall indemnify a director
          --------------------------
or officer of the Corporation who is or was a party to any proceeding by reason of the fact that he is or was such a director or officer or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other profit or nonprofit enterprise against all liabilities and expenses incurred in the proceeding, except such liabilities and expenses as are incurred because of his willful misconduct or knowing violation of the criminal law. Unless a determination has been made that indemnification is not permissible, the Corporation shall make advances and reimbursements for expenses incurred by a director or officer in a proceeding upon receipt of an undertaking from him to repay the same if it is ultimately determined that he is not entitled to indemnification. Such undertaking shall be an unlimited, unsecured general obligation of the director or officer and shall be accepted without reference to his ability to make repayment. The Board of Directors is hereby empowered, by majority vote of a quorum of disinterested directors, to contract in advance to indemnify and advance the expenses of any director or officer.

     C.   Permissive Indemnification.  The Board of Directors is hereby
          --------------------------
empowered, by majority vote of a quorum of disinterested directors, to cause the Corporation to indemnify or contract in advance to indemnify any person not specified in Section B of this Article X who was or is a party to any proceeding, by reason of the fact that he is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other profit or nonprofit enterprise, to the same extent as if such person was specified as one to whom indemnification is granted in Section B.

     D.   Insurance.  The Corporation may purchase and maintain insurance to
          ---------
indemnify it against the whole or any portion of the liability assumed by it in accordance with this Article X and may also procure insurance, in such amounts as the Board of Directors may determine, on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other profit or non-profit enterprise, against any liability asserted against or incurred by such person in any such capacity or arising from his status as such, whether or not the Corporation would have power to indemnify him against such liability under the provisions of this Article X.

     E.   Special Legal Counsel.  In the event there has been a change in the
          ---------------------
composition of a majority of the Board of Directors after the date of the alleged act or omission with respect to which indemnification is claimed, any determination as to indemnification and advancement of expenses with respect to any claim for indemnification made pursuant to Section B of this Article X shall be made by special legal counsel agreed upon by the Board of Directors and the proposed indemnitee. If the Board of Directors and the proposed indemnitee are unable to agree upon such special legal counsel, the Board of Directors and the proposed indemnitee each shall select a nominee, and the nominees shall select such special legal counsel.

     F.   Indemnitee's Rights.  The provisions of this Article X shall be
          -------------------
applicable to all actions, claims, suits or proceedings commenced after the adoption hereof, whether arising from any action taken or failure to act before or after such adoption. No amendment, modification or repeal of this Article X shall diminish the rights provided hereby or diminish the right to indemnification with respect to any claim, issue or matter in any other pending or subsequent proceeding that is based in any material respect on any alleged action or failure to act prior to such amendment, modification or repeal.

     G.   Additional Indemnitees.  Reference herein to directors, officers,
          ----------------------
employees or agents shall include former directors, officers, employees and agents and their respective heirs, executors and administrators.

                                  ARTICLE XI

                             Reservation of Rights
                             ---------------------

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles, and any other provisions authorized by the laws of the Commonwealth of Virginia at the time in force may be added or inserted, in the manner now or hereafter provided herein or by statute. All rights, preferences and privileges of whatsoever nature conferred upon shareholders, directors or any other persons whomsoever by these Articles in their present form, or as amended, are granted subject to the rights reserved in this Article XI.